LIMITED POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby appoints William J. Rainey, General Counsel and Corporate Secretary, of Longs Drug Stores Corporation (the "Corporation"), Stanley Sze, Senior Corporate Counsel, and Alan J. Pope, Vice President and Assistant General Counsel, to be the undersigned's true and lawful attorney-in-fact, for the undersigned, and in his or her name, place and stead to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Longs Drug Stores Corporation (the "Corporation"), Form 144 and Forms 3, 4 and 5 and such other forms (including amendments thereto) as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act or any successor laws and regulations;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 or Forms 3, 4 or 5, or such other forms described above, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact.  The undersigned also agrees to indemnify and hold harmless the Corporation and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the Corporation or the attorneys-in-fact for purpose of executing, acknowledging, delivering or filing Form 144 or Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Corporation and the attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.  The undersigned also acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act or Section 16 of the Exchange Act.

The undersigned hereby grants to each attorney-in-fact full power of substitution or revocation.  The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.  The undersigned agrees and represents to those dealing with its attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

* * * *

WITNESS THE EXECUTION HEREOF, this 22nd day of March, 2004.

Signature

/s/ Steven F. McCann

Print Name

Steven F. McCann

STATE OF

California

COUNTY OF

Contra Costa

Notary Public

Janis M. Watt

My Commission expires:

July 21, 2007

Pls. see attached.

Return to:

William J. Rainey

Compliance Coordinator

Law Department

Longs Drug Stores Corporation

141 North Civic Drive

Walnut Creek, CA  94596

ALL-PURPOSE ACKNOWLEDGEMENT

State of California  )

    )ss.

County of Contra Costa )

On

March 22, 2004

, before me, Janis M. Watt, Notary Public, personally appeared

Steven F. McCann

X - personally known to me - OR - ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Janis M. Watt

[seal]

My Commission Expires:  7/21/07

OPTIONAL INFORMATION

Document Information

This certificate must be attached to the following document:

Title or Type of Document:  Limited Power of Attorney

Signer(s) Other than Named Above:  None

EXHIBIT D